Exhibit 99.1

August 26, 2015

Resource Capital Fund Confirms Voting Support for

Merger of Uranium Resources and Anatolia

CENTENNIAL, Colo. & PERTH, Australia – (BUSINESS WIRE)– Uranium Resources, Inc. (Nasdaq: URRE; URI) and Anatolia Energy Limited (ASX: AEK) jointly announce that URI’s 24% shareholder Resource Capital Fund V L.P. (RCF) has committed to vote in support of the combination of URI and Anatolia (Merger). RCF is satisfied with its final due diligence related to the Merger and is evaluating project financing options for Anatolia’s Temrezli Project.

Christopher M. Jones, President and Chief Executive Officer of URI, commented, “We appreciate the support from RCF to create a stronger, expanded URI.   Our work with RCF’s technical experts has served to reinforce our confidence in the Temrezli Project as one of the premier undeveloped high-margin uranium properties in the world. We are pleased to be nearing the shareholder meeting to effect this transformational Merger.”

Paul Cronin, Managing Director and Chief Executive Officer of Anatolia, said, “The satisfaction of the RCF Matters is a significant milestone in the implementation of the merger between URI and Anatolia. We look forward to the continued support of a premier resource financing partner in RCF.”

On August 21, 2015, RCF confirmed to URI that the firm is either satisfied or will waive any remaining due diligence items and conditions described in Schedule 7 of the Merger’s Scheme Implementation Agreement. RCF is URI’s largest shareholder and is one of the world’s largest mining-focused private equity firms with offices in Denver, Perth, Toronto, New York and Santiago.

In addition, URI’s annual meeting of its stockholders to vote on, among other items, the issuance of URI securities to effect the Merger is scheduled for 9 a.m. on September 23, 2015 (Denver time).  URI’s Proxy Statement has been filed and mailed or otherwise distributed to URI shareholders.

URI has retained Regan & Associates, New York, as the proxy solicitor for this stockholders’ meeting.

URI Presentations in Chicago and New York

Mr. Jones made presentations to brokers in Chicago and New York on Monday August 24, 2015 and Tuesday August 25 arranged by Renmark Financial. There will also be institutional meetings in Toronto on August 27 arranged by Cantor Fitzgerald. The presentation PDF is available on URI’s website.

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About Uranium Resources

Uranium Resources, Inc. was incorporated in 1977 to explore, develop and recover uranium. Uranium Resources has two licensed and currently idled processing facilities and approximately 17,000 acres of prospective in situ recovery (ISR) projects in Texas. In New Mexico, the Company holds a federal Nuclear Regulatory Commission license to recover up to three million pounds of uranium per year using the ISR process at certain properties and controls minerals rights encompassing approximately 190,000 acres in the prolific Grants Mineral Belt in New Mexico, which holds one of the largest known concentrations of sandstone-hosted uranium deposits in the world. The Company acquired these properties along with an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.

About Anatolia Energy

Anatolia Energy Ltd is a uranium exploration and development company holding an extensive portfolio of licences within the Republic of Turkey, and is well placed to become a key explorer and miner in Turkey’s emerging uranium sector. Anatolia Energy has a 100% interest in 9 licences covering over 18,000ha of ground, including several advanced exploration and development opportunities, in the central Anatolian region of Turkey.

Anatolia has completed Pre-Feasibility Study (PFS) for the development of its Temrezli ISR Project, which is premised on the construction of a central processing plant (CPP) at the Temrezli site, and will process uranium bearing solutions from the Temrezli well field, with potential to process uranium-loaded resin transported from any satellite uranium deposits developed in the future from Anatolia’s other projects in the region.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," "estimates," "projects," "anticipates," "believes," "could," and other similar words. All statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the consummation and benefits of the Merger and the timing or occurrence of production at the Company’s properties, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company's ability to raise additional capital in the future; (b) spot price and long-term contract price of uranium; (c) the failure to obtain shareholder approval or court or regulatory approval for the Merger, (d) the Company's ability to reach agreements with current royalty holders; (e) operating conditions at the Company's projects; (f) government and tribal regulation of the uranium industry and the nuclear power industry; (g) world-wide uranium supply and demand; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter, including in Turkey; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions, and other factors which are more fully described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect,

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actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company's forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Additional Information About the Merger and Where to Find It

This release is being provided in respect of the proposed acquisition of Anatolia Resources Limited (“Anatolia”) by URI and related matters. In connection with the proposed transaction, URI has filed with the Securities and Exchange Commission (“SEC”) a proxy statement and has mailed or otherwise disseminated the proxy statement and a form of proxy to its stockholders. STOCKHOLDERS AND INVESTORS ARE ENCOURAGED TO READ THE PROXY STATEMENT (AND OTHER RELEVANT MATERIALS) REGARDING THE PROPOSED TRANSACTION CAREFULLY AND IN ITS ENTIRETY, AND BEFORE MAKING ANY VOTING DECISION, AS IT CONTAINS IMPORTANT INFORMATION ABOUT THE TRANSACTION. Stockholders and investors may obtain a free copy of the proxy statement, as well as other filings made by URI regarding URI, Anatolia and the proposed transaction, without charge, at the SEC’s website at www.sec.gov. In addition, documents filed with the SEC by URI are available free of charge on the investor section of URI’s website at www.uraniumresources.com.

URI and certain of its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from URI’s stockholders in connection with the proposed transaction. The names of URI’s directors and executive officers and a description of their interests in URI are set forth in URI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, which was filed with the SEC on March 19, 2015, and Amendment No. 1 thereto, which was filed with the SEC on April 30, 2015. Additional information about the interests of potential participants is also contained in the proxy statement and other relevant materials filed with the SEC in connection with the proposed transaction. These documents may be obtained from the SEC website and from URI in the manner noted above.

Contact:

For further information, please contact:

Christopher Jones President and CEO Uranium Resources, Inc. Tel: 303-531-0470	Paul Cronin Managing Director Anatolia Energy Limited Tel: +44 7912 351031 (UK) +61 428 638 291 (AUST)
Media Wendy Yang Uranium Resources, Inc. Tel: 303-531-0478	Media Andrew Rowell / Warrick Hazeldine Cannings Purple Tel: +61 400 466 226 / +61 417 944 616

www.anatoliaenergy.com.au

www.uraniumresources.com

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